UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2024

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

265 Talbot Street West,
Leamington, ON		N8H 5L4
(Address of Principal Executive Offices,		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, $0.0001 par	TLRY
value per share		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On October 30, 2024, Tilray Brands, Inc. (“Tilray”) and the other parties to that certain Credit Agreement, dated as of June 30, 2023, with Bank of America, N.A. (the “Administrative Agent”), entered into a Fourth Amendment and Consent to Credit Agreement (the “Fourth Amendment”).  The Fourth Amendment provides, among other things, for lender consent to the previously disclosed acquisition by Tilray of a portfolio of craft beer brands from Molson Coors Beverage Company (the “Molson Transaction”).

In connection with the Fourth Amendment, Tilray also granted a first lien security interest in all of the assets and equity interests of the businesses acquired pursuant to the Molson Transaction as collateral for the Credit Agreement and the related guaranty.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Credit Agreement Amendment is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
Number
10.1	Fourth Amendment and Consent to Credit Agreement, dated as of October 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.
Date: November 1, 2024
By: /s/ Mitchell Gendel
Name: Mitchell Gendel
Title: Global General Counsel